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                                                                    Exhibit (99)

                                                CONTACT:
                                                -------
For Immediate Release                           Douglas J. Treff
---------------------                           Chief Financial Officer
                                                Wilsons The Leather Experts Inc.
                                                7401 Boone Avenue North
                                                Brooklyn Park, Minnesota 55428
                                                Phone: (612) 391-4506
                                                Fax: (612) 391-4906


                          WILSONS THE LEATHER EXPERTS
           ANNOUNCES COMPLETION OF $75 MILLION PRIVATE DEBT OFFERING

Brooklyn Park, Minnesota, August 18, 1997 - Wilsons The Leather Experts Inc. (Nasdaq NMS: WLSN and WLSNW) announced today the completion of its previously announced private offering of $75 million aggregate principal amount of 11-1/4% Senior Notes due 2004 to certain qualified institutional buyers. Wilsons used approximately $56.5 million of the net proceeds from the offering to repurchase an outstanding senior secured subordinated note. The balance of the net proceeds will be used for general corporate purposes, including capital expenditures and additional store openings.

The notes offered in the private placement have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States without a subsequent registration or an applicable exemption from the registration requirements.